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                                                                   EXHIBIT 32A
                                    UNDERTAKING



     I, Iris R. Clay, on behalf of Capstone Government Income Fund (the "Fund"), do hereby undertake to the Securities and Exchange Commission to furnish the Fund's Annual Report to investors free of charge as requested in comments received from the Securities and Exchange Commission.


                                               CAPSTONE GOVERNMENT INCOME FUND



Dated:  March 25, 1996                         /s/IRIS R. CLAY
                                               -----------------------------
                                               Iris R. Clay, Secretary